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                                                                     EXHIBIT 24

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Form S-8 Registration Statement, any amendments thereto and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


SIGNATURE                                   TITLE                      DATE
---------                                   -----                      ----


/s/ WAYNE R. HELLMAN                Chief Executive Officer,       February 18, 1997
Wayne R. Hellman                    Chairman and Director


/s/ LOUIS S. FISI                   Executive Vice President,      February 18, 1997
Louis S. Fisi                       Secretary and Director


/s/ NICHOLAS R. SUCIC               Chief Financial Officer,       February 18, 1997
Nicholas R. Sucic                         Treasurer


/s/ THEODORE A. FILSON                    Director                 February 18, 1997
Theodore A. Filson


/s/ FRANCIS H. BEAM                       Director                 February 19, 1997
Francis H. Beam


/s/ SUSUMU HARADA                         Director                 February 18, 1997
Susumu Harada


/s/ A GORDON TUNSTALL                     Director                 February 19, 1997
A Gordon Tunstall
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